EXHIBIT 5

[LETTERHEAD OF KILPATRICK STOCKTON LLP]

October 19, 2005

Equifax Inc.

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

Re:       Registration Statement on Form S-3 Related to Equifax Inc. Common Stock

Ladies and Gentlemen:

We have acted as counsel to Equifax Inc., a Georgia corporation (“Equifax”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof relating to the offering from time to time of 443,337 shares of Equifax’s common stock, $1.25 par value per share, to be sold by the selling shareholder named in the Registration Statement (the “Shares”).

In connection with the preparation of the Registration Statement, we have examined originals or copies of such corporate records, documents, and other instruments relating to the authorization and issuance of the Shares as we have deemed relevant under the circumstances.  In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

Our opinions set forth herein are limited to the laws of the State of Georgia and the Federal laws of the United States.

On the basis of the foregoing, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus.  In giving such consent, we do not thereby admit that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

KILPATRICK STOCKTON LLP

By:	/s/ Larry D. Ledbetter
Larry D. Ledbetter, a Partner